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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     AGREEMENT dated as of May 16, 1991, by and among ANDOVER BANCORP, INC., a Delaware corporation (the "Company") and its subsidiary, ANDOVER SAVINGS BANK, a Massachusetts savings bank with its main office in Andover, Massachusetts (the "Bank") (the Bank and the Company shall be hereinafter sometimes collectively referred to as the "Employers") and GERALD T. MULLIGAN, currently of West Roxbury, Massachusetts (the "Executive").

                                   WITNESSETH

     WHEREAS, the parties hereto desire to provide for the Executive's employment by the Employers;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Employers and the Executive agree as follows:

     1. EMPLOYMENT. The Employers agree to employ the Executive and the Executive agrees to continue in the employ of the Employers on the terms and conditions hereinafter set forth.

     2. CAPACITY. The Executive shall serve the Company and the Bank as President and Chief Executive Officer, subject to his election by the respective Boards of Directors of the Company and the Bank.

     3. EFFECTIVE DATE AND TERM. The commencement date (the "Commencement Date") of this Agreement shall be the date first above written. Subject to the provisions of Section 7, the term of the Executive's employment hereunder shall be for three years from the Commencement Date; provided, however, that the term hereof shall automatically extend for periods of one year commencing on the third anniversary of the Commencement Date and on each subsequent anniversary date thereafter unless the Company or the Bank, as the case may be, gives written notice to the Executive at least six months prior to such anniversary date that such term is not being extended. The last day of such term, as may be so extended from time to time, is herein sometimes referred to as the "Expiration Date."

     4. COMPENSATION AND BENEFITS. The compensation and benefits payable to the Executive under this Agreement shall be as follows:

          (a) SALARY. For all services rendered by the Executive under this Agreement, the Employers shall pay the Executive a total salary at the rate of $190,000 per year.

The Executive's salary shall be payable in periodic installments in accordance with the Employers' usual practices for their senior executives.


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          (b)  REGULAR BENEFITS. The Executive shall also be entitled to participate in any and all bonus incentive plans, stock option plans, employee stock ownership plans, employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, and other benefit plans from time to time in effect for senior executives of the Employers. Such participation shall be subject to (i) the terms of the applicable plan documents and applicable federal and state laws, (ii) generally applicable policies of the Employers, and (iii) the discretion of the respective Boards of Directors or of the Company and the Bank or any administrative or other committee provided for in or contemplated by such plan.

          (c) OTHER BENEFITS. The Employers shall also provide the Executive with the use of an American-model automobile having a listed purchase price not in excess of $25,000, and payment of the initial registration and annual membership fees in the Lanam Club.

          (d) BUSINESS EXPENSES. The Employers shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Employers.

          (e) VACATION. The Executive shall be entitled to four weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Employers, which approval shall not be unreasonably withheld.

          (f) STOCK OPTIONS. In addition to the regular stock options contemplated by Section 4(b) above, following execution of this agreement, and subject to approval by the Board of Directors of the Company, the Company shall grant to the Executive stock options evidencing the right to purchase 20,000 shares of the Common Stock of the Company at a purchase price per share equal to the fair market value of a share of the Company's Common Stock as of the grant date, which options shall vest as follows:
     10,000 on May 16, 1991, 5,000 on May 16, 1992, and 5,000 on May 16, 1993.

     5. EXTENT OF SERVICE. During his employment hereunder, the Executive shall, subject to the direction and supervision of the respective Boards of Directors of the Company and the Bank, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Employers' interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as any be approved by their respective Boards of Directors; PROVIDED, HOWEVER, that nothing herein shall be construed as preventing the Executive from:


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          (a)  investing his assets in a manner not prohibited by Section 9(a)
     hereof, and in such from or manner as shall not require any material services on his part in the operations or affairs of the companies or other entities in which such investments are made;

          (b) serving on the board of directors of any company subject to the prohibition set forth in Section 9(a) and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

          (c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

     5.   Relocation and Residence.

          (a) The Executive agrees to relocate and established his principal resident and domicile within the Towns of Andover, North Andover or Boxford, Massachusetts on or before September 1, 1991. The Executive further agrees to maintain his principal residence and domicile with in the Towns of Andover, North Andover or Boxford, Massachusetts for the term of this Agreement. The Executive hereby acknowledges that the Employers have relied upon the Executive's covenant in this Section 6 in executing this Agreement and have conditioned his continued employment with them on the Executive's continued compliance with said covenant.

          (b) The employers shall reimburse the Executive for all reasonable moving expenses incurred by the Executive in transporting the personal property of the Executive and his family to the Towns of Andover, North Andover or Boxford, Massachusetts, subject to such reasonable and documentation as may be specified by the Employers. In the event that such moving expenses are deemed not deductible by the Executive for federal income tax purposes, the Employers shall pay the Executive an additional sum sufficient to cover the Executive" federal income taxes on any such taxable moving expenses.

          (c) Upon written request by the Executive given at any time during the six months following the execution of this Agreement, the Employers shall purchase the Executive's present residence located within West Roxbury, Massachusetts (the "Residence") in accordance with the terms and conditions set forth below. Following receipt by the Employers of written notice from the Executive requesting their purchase of the residence, the executive and the Employers shall each select a professional real estate appraiser who shall render an opinion as to the fair market value of the Residence. If the lower of the two appraised values is more than or equal to 90% of the higher


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     appraised value, the Employers shall purchase the Residence from the
     Executive at a purchase price equal to one-half of the sum of the two appraised values. If the lower of the two appraised values is less than 90% of the higher appraised value, the Executive and the Employers (or the two appraisers, if the Executive and the Employers cannot agree) shall select a third professional appraiser who shall render an opinion as to the fair market value of the Residence. Thereupon, the Employers shall purchase the Residence from the Executive at a purchase price equal to one-third of the sum of the three appraised values. The reasonable fees and disbursements of the appraisers shall be borne by the Employers.

     7.   TERMINATION AND TERMINATION BENEFITS.

     Notwithstanding the provisions of Section 3, the Executive's employment hereunder shall terminate under the following circumstances:

          (a) DEATH. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of his death; provided, however, that the Executive's beneficiary or estate, as the case may be, shall be entitled to any unpaid amounts of compensation accrued to the date of death, plus the following benefits:

               (i) For a period of six months subsequent to the date of the Executive's death, the Employers shall continue to pay an amount equal to the Executive's salary to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation) at the salary rate in effect on the date of his death (unless an increased rate shall previously have been authorized to take effect as of a later date, in which case such increased rate shall apply), said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not died.

               (ii) For a period of six months subsequent to the date of the Executive's death, the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation) shall continue to receive all benefits described in Section 4(b) above existing on the date of death (except for any cash bonus plans which shall be pro-rated through the date of death). For purposes of application of such benefits, the Executive shall be treated as if he had remained in the employ of the Employers, with an annual total salary at the rate in effect on the date of death (unless an increased rate shall previously have been authorized to take effect as of a later date, in which case such increased rate shall


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               apply), and service credits will continue to accrue during such period as if the Executive has remained in the employ of the Employers.
               (iii) If, in spite of the provisions of Section 7(a)(ii) above, benefits or service credits under any benefit plan shall not be payable or accrued under any such plan to the Executive, or to the Executive's beneficiary or estate, because the Executive is no longer deemed to be an employee of the employers, the Employers themselves shall pay or provide for payment of such benefits (calculated as if all such service credits had been accrued) to or for the benefit of the Executive, or to the Executive's beneficiary or estate.

          (b) TERMINATION BY THE EMPLOYERS FOR CAUSE. The Executive's employment hereunder may be terminated without further liability on the part of the Employers effective immediately by a resolution of the Board of Directors of the Company or the Bank, as the case may be, for cause by written notice to the Executive setting forth in reasonable detail the nature of such cause. Only the following shall constitute "cause" for such termination:

               (i) Deliberate dishonesty of the Executive with respect to the Employers or any subsidiary or affiliate thereof.

               (ii) Conviction of the Executive of a crime involving moral turpitude.

Gross and willful failure to perform a substantial portion of his duties and responsibilities hereunder.

          (a) TERMINATION BY THE EXECUTIVE. The Executive's employment hereunder may be terminated effective immediately by the Executive by written notice to the Board immediately by the Executive by written notice to the Board of Directors of the Company or the Bank, as the case may be, in the event of material breach by either of the Employers of this Agreement. From and after the effective date of any termination by the Executive of his employment hereunder, in the absence of such a breach by the Company or the Bank, as the case may be, the Employers will have no further liability to the Executive for salary or other compensation or benefits, except as provided pursuant to compensation or benefits, except as provided pursuant to any other agreement to which the Executive and the Employers are parties or any compensation or benefit plan of the Employers in which the Executive is a participant.

          (b) TERMINATION BY THE EMPLOYERS WITHOUT CAUSE. The Executive's employment with the Company or the Bank, as the case may be, may be terminated without cause by a resolution of the


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     Board of Directors of the Company or the Bank, respectively, on written notice to the Executive.

          (c) CERTAIN TERMINATION BENEFITS. In the event of termination pursuant to the first sentence of Section 7(c) or pursuant to Section 7(d), the Executive shall be entitled to the following benefits:

               (i) For the period subsequent to the date of termination until the Expiration Date, the Employers shall continue to pay the Executive a total salary at the rate in effect on the date of termination (unless an increased rate shall previously have been authorized to take effect as of a later date, in which case such increased rate shall apply).
               (ii) For the period subsequent to the date of termination until the Expiration Date, the Executive shall continue to receive all benefits described in Section 4(b) above existing on the date of termination (except for any cash bonus plans, which shall be pro-rated through the date of termination). For purposes of application of such benefits, the Executive shall be treated as if he had remained in the employ of the employers, with an annual total salary at the rate in effect on the date of termination (unless an increased rate shall previously have been authorized to take effect as of a later date, in which case such increased rate shall apply) and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Employers.
               (iii) If, in spite of the provisions of Section 7(e)(ii) above, benefits or service credits under any benefit plan shall not be payable or accrued under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Employers, the Employers themselves shall pay or provide for payment of such benefits (calculated as if all such service credits had been accrued) to or for the benefit of the Executive or the Executive's dependents, beneficiaries or estate.

               (a) SET-OFF. The Employers shall be entitled to set off against any cash compensation to be provided to the Executive under Section 7(e)(i) above, one-half of the amount of any cash compensation received by the Executive from other employment during the period in which the Executive receives cash compensation under Section 7(e)(i). The Executive shall inform the Employers of any such amounts of cash compensation and shall refund to the Employers any amounts which the Employers have paid which exceed the amounts due from the employers after application of the set-off provided for in this paragraph. Notwithstanding the foregoing and any other provision of this Agreement, the Executive shall be under no obligation to seek or accept any employment after termination of employment with the Employers for any reason.


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     8.   DISABILITY. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Board of Directors of the Company or the Bank, as the case may be, may designate another executive to act in his place during the period of such disability. Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement until he becomes eligible for disability income under the employers' disability income plan. While receiving disability income payments under such plan, the Executive shall not receive any salary under Section 4(a), but shall continue to participate in the Employers' benefit plans and to receive other benefits as specified in Section 4 until the Expiration Date. In the absence of a disability income plan at the time of such disability, the Employers shall pay the Executive benefits equal to those the Executive would have received if the Employers' current disability income plan were in effect at such time. If any question shall arise as to whether during any period the Executive was disabled so as to be unable to perform substantially all of his duties and responsibilities and at the request of the Employers will, submit to the Employers a certification in reasonable detail by a physician selected by the Executive or his guardian to whom the employers have no reasonable objection as to whether the Executive was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Employer's determination of such issue shall be binding on the Executive.

     9.   NONCOMPETITION AND CONFIDENTIAL INFORMATION.

          (a) NONCOMPETITION. During the term of the Executive's employment hereunder, and either (i) a period of one year following the date of termination of the Executive's employment with either the Company or the Bank by the Executive or by either of the Employers for cause pursuant to
     Section 7(b) hereof, or (ii) the period during which the Employers continue to provide benefits to the Executive pursuant to Sections 7(e)(i) - (iii) hereof in the event of termination pursuant to the first sentence of
     Section 7(c) or pursuant to Section 7(d), the Executive shall not directly or indirectly, whether as owner, partner, shareholder (other than as the owner of less than 2% of the outstanding capital stock of a publicly-traded corporation), consultant, agent, employee, co-venturer or otherwise, of or through any Person (as defined in Section 11) having its main office in the Employers' market area (defined as the Massachusetts municipalities of Andover, North Andover, Lawrence, Methuen and Tewksbury) compete in said market area with the banking or any other business conducted by either of the Employers during the period of his employment hereunder, nor will he attempt to hire any employee of either of the Employers, assist in such hiring by any other Person, encourage any such


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     employee to terminate his or her relationship with either of the Employers, or solicit or encourage any customer of either of the Employers to terminate its relationship with such Employer or to conduct with any other Person any business or activity which such customer conducts or could conduct with such Employer.

          (b) CONFIDENTIAL INFORMATION. The Executive will not disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of either of the Employers obtained by him incident to his employment with the Employers. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or facilities) which have been discussed or considered by the management of the Employers but does not include any information which has become part of the public domain by means other than the Executive's non-observance of his obligations hereunder. Notwithstanding anything to the contrary herein, this provision shall survive any termination of this Agreement.

          (c) RELIEF; INTERPRETATION. The Executive agrees that the Employers shall be entitled to injunctive relief for any breach by him of the covenants contained in Sections 9(a) or 9(b). In the event that any provision of this Section 9 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable. For purposes of this Section 9, the term "Employers" shall mean the Company, the Bank and any of their respective subsidiaries or affiliates.

     10. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of hi obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar convenants which would affect the performance of his obligations hereunder.

     11. DEFINITION OF "PERSON". For purposes of this Agreement, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

     12. WITHHOLDING. All payments made by the Employers under this Agreement shall be net of any tax or other amounts required to be withheld by the Employers under applicable law.


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     13.  Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Employers, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this
Section 13. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Employers shall pay (or the Executive shall be entitled to recover from the Employers, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costa and expenses in connection the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.

     14. Assignment; Successors and Assigns, etc. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employers may assign its rights under this Agreement without the consent of the Executive in the event either of the Employers shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Employers and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the employers of all payments due him under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation).

     15. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


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     16.  ALLOCATION OF OBLIGATIONS BETWEEN EMPLOYERS. The obligations of the
Employers under this Agreement are intended to be the joint and several obligations of the Bank and the Company and the Employers shall, as between themselves, allocate these obligations in a manner agreed upon by them.

     17. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     18. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Employers or, in the case of the Bank, at its main offices, attention of the Clerk or, in the case of the Company, at its main office, attention of the Secretary.

     19. AMENDMENT. This Agreement may be amended or modified only be a written instrument signed by the Executive and by a duly authorized representative of each of the Employers.

     20. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Executive and by the Employers, by its duly authorized officer, as of the date first above written.


                                                  /s/Gerald T. Mulligan
                                                  ---------------------
                                                  GERALD T. MULLIGAN


                                                  ANDOVER SAVINGS BANK


                                                  /s/Robert M. Henderson
                                                  ----------------------
                                                  Title: Chairman


                                                  ANDOVER BANCORP, INC.


                                                  /s/ Robert M. Henderson
                                                  -----------------------
                                                  Title: Chairman